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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15 (d) of
                       The Securities Exchange Act of 1934


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      Date of Report (Date of earliest event reported): September 16, 2002

                               ATA Holdings Corp.
             (Exact name of registrant as specified in its charter)

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      Indiana                         000-21642               35-1617970
(State or other jurisdiction    (Commission File Number)   (I.R.S. Employer
   of incorporation)                                      Identification Number)


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                           7337 West Washington Street
                              Indianapolis, Indiana
                                      46231
               (Address of principal executive offices) (zip code)

       Registrant's telephone number, including area code: (317) 247-4000

                                       N/A
          (Former name or former address, if changes since last report)

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


ITEM 5. OTHER EVENTS

Attached  hereto,  and  incorporated  herein by  reference in its  entirety,  as
Exhibit 99.1 is a copy of a press release announcing a $131 million contract to supply international airlift services to the United States military.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(C) Exhibits.

99.1 Press Release dated September 16, 2002.

ITEM 9. REGULATION FD DISCLOSURE

The following press release contains forward-looking information. Such forward-looking information is based upon management's current knowledge of factors affecting the Company's business. Where the Company expresses an expectation or belief as to future results in any forward-looking information, such expectations or belief is expressed in good faith and is believed to have a reasonable basis. The differences between expected outcomes and actual results can be material, depending upon circumstances.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           ATA Holdings Corp.

Date: September 16, 2002                   By: /s/ Kenneth K. Wolff

                                           Name: Kenneth K. Wolff
                                           Title: Executive Vice President & CFO

                                  EXHIBIT INDEX

Exhibit No.                Description of the Exhibit

99.1                       Press Release dated September 16, 2002

                  ATA Receives $131 Million Contract to Provide
               International Airlift Services to the U.S. Military

INDIANAPOLIS, September 16, 2002 - ATA (American Trans Air, Inc., Nasdaq: ATAH) today reported that it has been awarded $111 million in fixed-award flying for fiscal year 2003 with the U.S. military to provide passenger charter airlift services in support of the Air Mobility Command. The contract, which begins October 1, would increase the carrier's fixed award revenues from $59 million in the current fiscal year. ATA also received $20 million in long-term expansion business from the military. Overall, the Company anticipates that its fiscal year 2003 expansion revenues will be equivalent to current fiscal year expansion levels of approximately $125 million.

"ATA has enjoyed a long-standing partnership with the U.S. military dating back to 1983, and looks forward to continuing its tradition of providing high-quality service and convenience in an effort to meet the needs of our military customers," said Don Moonjian, President, ATA Charter.

Jim Hlavacek, ATA's Chief Operating Officer added, "This new expanded Air Mobility Command fixed-award contract moves the airline a step closer to its goal of increasing charter revenues and utilizing its fleet of wide-body Lockheed L-1011 aircraft."

Currently, 14 percent of ATA's revenues are generated from the operation of military charters.

ATA is the nation's 10th largest passenger carrier, based on revenue passenger miles. Now in its 30th year of operation, ATA operates significant scheduled service from Chicago-Midway and Indianapolis to over 43 business and vacation destinations. To learn more about the company, visit the website at www.ata.com.

Caution Concerning Forward-Looking Statements: This communication contains certain "forward-looking statements". These statements are based on ATA Holdings Corp. management's current expectations and are naturally subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein. More detailed information about those factors is set forth in filings made by ATA Holdings Corp. with the SEC. Except to the extent required under the federal securities laws, ATA Holdings Corp. is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.